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                                                                     EXHIBIT 5.1

                       [Letterhead of McGuireWoods LLP]

                                August 15, 2001


Board of Directors
Media General, Inc.
333 East Franklin Street
Richmond, VA  23219

Ladies and Gentlemen:

     Reference is made to your Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of up to U.S. $1,200,000,000 aggregate offering price of certain senior debt securities ("Senior Debt Securities"), guarantees of the Senior Debt Securities ("Guarantees") by the guarantors described in the Registration Statement (the "Guarantors"), Class A Common Stock ($5.00 par value), Preferred Stock ($5.00 par value), stock purchase contracts, stock purchase units and any similar securities that may be registered pursuant to any subsequent related registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act (collectively, the "Securities"). Capitalized terms used and not defined herein have the meanings assigned to them in the Registration Statement. In connection with the offering of the Securities, you have requested our opinion with respect to the matters set forth herein.

     In connection with the delivery of this opinion, we have examined originals or copies of the organizational documents and bylaws of the Company and the Guarantors, the Registration Statement and the exhibits thereto, certain resolutions adopted by the Boards of Directors of the Company and the Guarantors and such other records, agreements, instruments, certificates and other documents of public officials, the Company, the Guarantors and their officers and representatives, and have made such inquiries of the Company, the Guarantors and their officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company and the Guarantors in connection with the authorization, registration, issuance and sale of the Securities. With respect to certain factual matters, we have relied upon representations from, or certificates of, officers of the Company and the Guarantors. In making such examination and rendering the opinions set forth below, we have assumed without verification the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified or photostatic copies and the legal capacity of all individuals executing such documents.

     Based on such examination and review, and subject to the foregoing and to the limitations and qualifications stated below, we are of the opinion that when the terms of any class or series of the Securities have been authorized by appropriate action of the Company and such Securities have been issued and sold as described in the Registration Statement, the
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August 15, 2001
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prospectus, the applicable prospectus supplement and any underwriting or similar sales or distribution agreement and, with respect to the Senior Debt Securities, when the Indenture and any supplemental indentures to be entered into in connection with the issuance of any Senior Debt Securities have been duly authorized, executed and delivered by the Trustee, the Company and the Guarantors and when such Senior Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture and any related supplemental indentures, then (i) the Securities will be legally issued and, with respect to the Class A Common Stock and the Preferred Stock, fully paid and nonassessable and (ii) the Senior Debt Securities and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent transfer, and similar laws affecting creditors' rights generally; equitable principles of general applicability and public policy considerations that may limit the rights of parties to obtain certain remedies.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Boards of Directors of the Company and, if applicable, the Guarantors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Guarantors with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors.

     This opinion is limited to the laws of the United States of America, the Commonwealth of Virginia and the States of Florida, Georgia and New York and to the General Corporation Law of the State of Delaware and the Alabama Limited Liability Company Act, and we have not considered, and we express no opinion as to, the laws of any other jurisdiction.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the statements made with regard to our firm under the caption "LEGAL MATTERS" appearing in the prospectus that is a part of the Registration Statement, and in any supplements thereto and any related registration statements filed pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ McGuireWoods LLP